Exhibit 10.28

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made and entered into as of February 16, 2021 by and among Sysorex, Inc. (“Sysorex”), and Vincent Loiacono (the “Employee”). Collectively, Sysorex, and the Employee are sometimes referred to herein as the “parties” and individually as a “party.”

WHEREAS, the Employee and Sysorex are parties to that certain Employment Agreement entered into as of August 31, 2018 (the “Employment Agreement”); and

WHEREAS, on February 16, 2021, the Chief Executive Officer, approved amendments to the terms of the Employee’s compensation; and

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1. Section 5. SALARY and BONUS shall be restated:

5.	SALARY AND BONUS

As full compensation for the performance of his duties on behalf of Sysorex and SGS, Employee shall be compensated as follows:

(i) Base Salary. Employer shall pay Employee a base salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000 per annum, payable semi-monthly (“Base Salary”).

**** All other parts of this section remain the same ****

2. Section 16, INDEMIFICATION/INSURANCE shall be corrected.

16.	INDEMNIFICATION/INSURANCE

(i) Corporate Acts. In his capacity as Sysorex’s Chief Financial Officer, the Employee shall be indemnified and held harmless by Sysorex and SGS to the fullest extent allowed by law, Sysorex’s and SGS’s charter and by-laws, from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Employee may be involved, or threatened to be involved, as a party or otherwise by reason of the Employee’s status, which relate to or arise out of Sysorex and SGS, their assets, business or affairs, if in each of the foregoing cases, (1) the Employee acted in good faith and in a manner the Employee believed to be in, or not opposed to, the best interests of Sysorex and SGS, and, with respect to any criminal proceeding, had no reasonable cause to believe the Employee’s conduct was unlawful, and (2) the Employee’s conduct did not constitute gross negligence or willful or wanton misconduct (and Sysorex and SGS shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Employee provides an undertaking to repay advances if it is ultimately determined that Employee is not entitled to indemnification). Sysorex and SGS shall advance all expenses incurred by the Employee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in this Section 16, including but not necessarily limited to legal counsel, expert witnesses or other litigation-related expenses. The Employee shall be entitled to coverage under Sysorex’s and SGS’s directors and officers liability insurance policy in effect at any time in the future to no lesser extent than any other officers or directors of the Company. After the Employee is no longer employed by Sysorex or SGS, Sysorex shall keep in effect the provisions of this Section 16, which provision shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of the Employee. Notwithstanding anything herein to the contrary, the provisions of this Section 16 shall survive the termination of this Agreement and the termination of the Term for any reason.

**** All other parts of this section remain the same ****

3.	Execution by Sysorex. By executing this Amendment, Sysorex agrees to the amended changed herein.

4.	Execution by Employee. By executing this Amendment, Employee agrees to the changes, as amended by this Amendment, and agrees to provide his services to Sysorex pursuant to the terms of the Employment Agreement.

5.	All Other Provisions Remain the Same. Unless expressly amended by this Amendment, all other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written, and to be effective upon such date.

[Signatures appear on next page.]

IN WITNESS WHEREOF, this Amended and Restated Employment Agreement is dated as of the 16 day of February, 2021.

SYSOREX:	SYSOREX, INC.

	By:	/s/ Zaman Khan
Authorized signatory

SGS:	SYSOREX GOVERNMENT SERVICES, INC.

	By:	/s/ Zaman Khan
Authorized signatory

EMPLOYEE:		/s/ Vincent Loiacono
Vincent Loiacono
2603 Spartan Road
Olney, MD 20832

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